UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

OCONEE FEDERAL FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Federal	001-35033	32-0330122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina 29678

(Address of principal executive offices)

(864) 882-2765

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 20, 2011, Oconee Federal Financial Corp. (the “Company”) received notice from The Nasdaq Capital Market that trading in the common stock of the Company has been halted because Nasdaq Rule 5210(g) had not been satisfied. Rule 5210(g) requires each listed security to have a CUSIP number identifying the security included in the file of eligible issues maintained by a securities depository registered as a clearing agency under Section 17A of the Securities Exchange Act of 1934 in accordance with the rules and procedures of the securities depository. The Company’s common stock has a valid CUSIP number, but is not currently eligible for clearing with The Depository Trust Company (“DTC”). Efforts are ongoing with DTC to resolve this issue and expects to resolve the issue as quickly as possible, at which time the Company expects trading in its common stock to resume.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. None.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCONEE FEDERAL FINANCIAL CORP.

DATE: January 21, 2011	By:	/s/ Curtis T. Evatt
Curtis T. Evatt
President and Chief Financial Officer
(Duly Authorized Representative)